EXHIBIT 10.1

FIRST AMENDMENT TO
FIRST LIMITED FORBEARANCE AND WAIVER AGREEMENT AND
SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

           THIS FIRST AMENDMENT TO FIRST LIMITED FORBEARANCE AND WAIVER AGREEMENT AND SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is made and entered into as of August 28, 2013 (the “Effective Date”), by and among Champion Industries, Inc., a West Virginia corporation (the “Borrower”), Mr. Marshall Reynolds, individually (the “Shareholder”), each of the undersigned Guarantors (“Guarantors”), the Lenders party hereto, and Fifth Third Bank, an Ohio banking corporation, as L/C Issuer and Administrative Agent for the Lenders (in such capacity, the “Administrative Agent” and together with the Lenders and L/C Issuer, the “Lender Parties”).
Preliminary Statements

A.
The Borrower, Shareholder, Guarantors, and the Lender Parties are parties to a First Limited Forbearance and Waiver Agreement and First Amendment to Amended and Restated Credit Agreement dated as of May 31, 2013 (the “Forbearance Agreement and Limited Waiver”).

B.
Pursuant to the Forbearance Agreement and Limited Waiver, and as more particularly set forth therein, at Borrower’s request, Lenders agreed to conditionally and temporarily forbear from the immediate exercise of certain rights under the Credit Agreement, all on, and subject to, the terms and conditions set forth in the Forbearance Agreement and Limited Waiver.

C.	The Designated Defaults continue to exist.

D.
Notwithstanding the Designated Defaults, the Borrower has requested that the Administrative Agent and the Lenders (i) further conditionally and temporarily forbear from the immediate exercise of certain rights and remedies under the Credit Agreement, the other Loan Documents, and applicable law with respect to the Designated Defaults pursuant to the Forbearance Agreement and Limited Waiver, (ii) decrease the Revolving Credit Commitments from $10,000,000 in the aggregate to $8,000,000 in the aggregate, (iii) modify certain financial covenants as provided herein; and (iv) consent to the sale of certain assets of Borrower as set forth herein, in each case subject to the terms and conditions set forth herein, in the Forbearance Agreement and Limited Waiver as amended by this Amendment, and in the other Loan Documents.

Statement of Agreement

           In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals; Acknowledgment of Debt; Acknowledgment of Defaults.

1.1           Recitals; Defined Terms.  The Borrower acknowledges that the Recitals set forth above are true and correct in all respects. This Amendment shall constitute a Loan Document and the Recitals set forth above shall be construed as part of this Amendment.  Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Forbearance Agreement and Limited Waiver or, if not defined therein, in the Credit Agreement (as defined in the Forbearance Agreement and Limited Waiver).

1.2           Amounts Owing.  The Borrower acknowledges, confirms and agrees that the aggregate outstanding principal amount of Loans and L/C Obligations as of 12:00 a.m. on August 27, 2013 is $21,980,593.82 ($8,407,288.45 in Term Loans A, $7,061,475.50 in Term Loans B, $0 in Bullet Loans A, $6,511,829.87 in Revolving Loans, $0 in Swing Loans, and $0 in L/C Obligations). All such Loans and Reimbursement Obligations and any future Loans and Reimbursement Obligations, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges now or hereafter payable by the Borrower to the Administrative Agent or the Lenders, are unconditionally owing by the Borrower to the Administrative Agent and the Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever (all of which such offsets, defenses or counterclaims, if any, are hereby waived by the Borrower).

1.3           Acknowledgment of Defaults.  The Borrower hereby acknowledges and agrees that (i) the Designated Defaults have occurred and are continuing, each of which constitutes an Event of Default, and, as a result of the Designated Defaults, as well as any other Defaults or Events of Default that may exist, the Administrative Agent and the Lenders are entitled to exercise any and all default-related rights and remedies under the Credit Agreement, other Loan Documents and/or applicable law, including without limitation, making a determination not to make further Loans or incur further Letter of Credit Obligations, to terminate the Commitments, to accelerate the Obligations, to exercise rights against Collateral, to enforce Liens granted under the Collateral Documents, or to exercise any other rights or remedies that may be available under the Loan Documents or under applicable law, and (ii) the Borrower has no valid defense to the enforcement of such default-related rights and remedies.

2. Amendments to Forbearance Agreement and Limited Waiver.  Subject to the satisfaction of the conditions of this Amendment, the Forbearance Agreement and Limited Waiver is hereby amended as follows:

2.1           Section 9(d) of the Forbearance Agreement and Limited Waiver is hereby amended and restated in its entirety by substituting the following in its place:

(d)           Minimum EBITDA.  Borrower shall not permit EBITDA for the period beginning April 1, 2013 and ending on (i) June 30, 2013 to be less than $1,378,394, (ii) July 31, 2013 to be less than $2,177,509, or (iii) August 31, 2013 to be less than $2,421,722.

3. Amendments to Credit Agreement.  Subject to the satisfaction of the conditions of this Amendment, the Credit Agreement is hereby amended as follows:

3.1           The definition of “Restructuring Costs” set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) adding the phrase “or the Forbearance Agreement and Limited Waiver” following “pursuant to the Forbearance Agreement”, (ii) deleting the word “and” immediately preceding clause (t) and (iii) amending and restating the proviso immediately following clause (t) in its entirety by substituting the following in its place:

“(u) $175,000 for the fiscal month ending on or about July 31, 2013; (v) $175,000 for the fiscal month ending on or about August 31, 2013; and (w) $175,000 for the fiscal month ending on or about September 30, 2013; provided, further, that, with respect to any month, any unused cap, as provided for in clauses (a) through (w) above, for that month will carry over and be added to the following month’s cap and the resulting revised monthly cap (after taking into account any such increase caused by the carry over of a prior month’s unused cap) will be the new monthly cap for the purposes of this provision.”

3.2           The definition of “Revolving Credit Commitment” set forth in Section 1.1 of the Credit Agreement is hereby amended by substituting the number “$8,000,000” for the number “$10,000,000” wherever “$10,000,000” appears therein.

4. Consent to Asset Sale; Application of Proceeds.
4.1           The Borrower has notified Administrative Agent that it intends to (the following transaction being the “Schlicker Sale”) sell and convey certain real property to Schlicker Real Estate Holdings, LLC a West Virginia corporation (“Schlicker”), pursuant to a Deed substantially in the form of Exhibit A attached hereto (the “Deed”) in exchange for a purchase price of $15,000 (the “Schlicker Purchase Price”).  Subject to the terms, and on the conditions, of this Amendment, the Lender Parties hereby consent, without representation, warranty or recourse, to the Schlicker Sale.  The consent provided in this Section 4.1, either alone or together with other consents which the Lender Parties may give from time to time, shall not, by course of dealing, implication or otherwise: (i) obligate the Lender Parties to consent to any other like event, transaction, or occurrence of any kind, in each case past, present or future, other than (A) the Schlicker Sale specifically consented to by this Section 4.1 or (B) as applicable, in the manner, and to the extent, expressly permitted pursuant to the Loan Documents without Lenders’ consent, (ii) except as expressly provided herein, constitute or be deemed to be a modification or amendment of the Credit Agreement or any of the other Loan Documents, or (iii) reduce, restrict or in any way affect the discretion of the Lender Parties in considering any future consent requested by the Borrower.

4.2           The Borrower shall deliver, or have delivered directly by Schlicker, funds equal to the Schlicker Purchase Price to the Administrative Agent to apply against the outstanding Term Loans A pursuant to Section 2.8(b)(i) of the Credit Agreement.

5.Representations.  In order to induce the Lender Parties to enter into this Amendment, the Borrower, each Guarantor and Shareholder, as applicable, hereby represents, warrants and covenants to the Lender Parties, as of the date hereof and any other date on which representations and warranties are otherwise remade or deemed remade under the Credit Agreement that:

5.1           Representations, Warranties and Covenants.  (a) After giving effect to this Amendment, no representation or warranty of the Borrower contained in the Credit Agreement or any of the Loan Documents, including the Forbearance Agreement and Limited Waiver, shall be untrue or incorrect in any material respect as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date and (ii) no Default or Event of Default (other than the Designated Defaults) has occurred or is continuing, or would result after giving effect hereto.

5.2           Authorization, Etc.  The Borrower, each Guarantor and the Shareholder has the power and authority to execute, deliver and perform this Amendment. The Borrower and each Guarantor has taken all necessary action (including, without limitation, obtaining approval of its stockholders, if necessary) to authorize its execution, delivery and performance of this Amendment. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Borrower’s, the Guarantors’ and the Shareholder’s execution, delivery and performance of this Amendment, except for those already duly obtained. This Amendment has been duly executed and delivered by the Borrower, Guarantors and Shareholder and constitutes the legal, valid and binding obligation of the Borrower, Guarantors and Shareholder enforceable against them, respectively, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor rights generally or by equitable principles relating to enforceability. The Borrower’s and Guarantors’ execution, delivery or performance of this Amendment does not (i) contravene the terms of any of the Borrower’s or Guarantors’ respective organization documents; or (ii) conflict with or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Collateral Documents) upon the property of the Borrower or Guarantors.

5.3           No Bankruptcy Intent.  The Borrower and each Guarantor hereby represents that each has no present intent (a) to file any voluntary petition under any chapter of the Bankruptcy Code, title 11 U.S.C., or in any manner seek relief, protection, reorganization, liquidation or dissolution, or similar relief under any other state, local, federal or other insolvency laws, either at the present time, or at any time hereafter, or (b) directly or indirectly to cause any involuntary petition to be filed against the Borrower or any Guarantor, or directly or indirectly cause the Borrower or any Guarantor to become the subject of any proceedings pursuant to any other state, federal or other insolvency law providing for the relief of the Borrower or any Guarantor, either at the present time, or at any time hereafter, or (c) directly or indirectly to cause any interest of the Borrower or any Guarantor to become property of any bankrupt estate or the subject of any state, federal or other bankruptcy, dissolution, liquidation or insolvency proceedings.

6. Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

6.1           Additional Documents and Deliveries.  The Borrower shall execute and deliver to Administrative Agent or, as applicable, cause to be executed and delivered to Administrative Agent: (a) resolutions of the board of directors of the Borrower and the Guarantors approving and authorizing the execution, delivery and performance of this Amendment, the other documents related hereto, and the transactions contemplated thereby; and (b) all other documents, instruments, certificates and agreements deemed commercially reasonable by Administrative Agent to effect the transactions contemplated by this Amendment.

6.2           Legality of Transactions.  No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (a) for the Lender Parties, or any one or more of them, to perform any of their agreements or obligations under any of the Loan Documents, or (b) for the Loan Parties, or any one or more of them, to perform any of their agreements or obligations under any of the Loan Documents.

 7.Indemnity; Release; Covenant Not to Sue; Waiver.

7.1           Indemnification. This Amendment is a Loan Document.  Without limitation of the provisions of Section 10.13 of the Credit Agreement, such provision shall apply to any Damages arising from this Agreement, the Deed, and any other agreement to which Borrower or any Guarantor are party with Schlicker.

7.2           Release. The Borrower and each Guarantor (collectively, the “Releasing Parties”) each hereby absolutely and unconditionally release and forever discharge the Administrative Agent, the L/C Issuer and each Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, consultants, representatives and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description relating to or arising out of or in connection with or as a result of any of the Obligations, the Credit Agreement, this Amendment, any other Loan Documents, and the negotiation and execution of the Forbearance Agreement and Limited Waiver and this Amendment, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which each Releasing Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Releasing Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified.  Each Releasing Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Each Releasing Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

7.3           Covenant Not to Sue. Each Releasing Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by such Releasing Party pursuant to the above release.  If any Releasing Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Releasing Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

7.4           Acknowledgment. Each Releasing Party represents and warrants that, to its knowledge, there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which such Releasing Party may have or claim to have against any Released Party arising with respect to the Obligations, the Credit Agreement or any other Loan Documents, and the negotiation and execution of the Credit Agreement and this Amendment, and each Releasing Party further acknowledges that, as of the date hereof, it does not have any counterclaim, set-off, or defense against the Released Parties, each of which such Releasing Party hereby expressly waives.

 8.Acknowledgment of Liens. Except as explicitly set forth herein, the Borrower and each Guarantor hereby acknowledge and agree that the Obligations owing to the Lender Parties arising out of or in any manner relating to the Loan Documents, as well as all Hedging Liability and Funds Transfer and Deposit Account Liability, shall continue to be secured by Liens on all assets and property of the Borrower, including, without limitation, all accounts, chattel paper, instruments, documents, general intangibles, investment property, deposit accounts, inventory, equipment, fixtures, real estate, and certain other assets and properties of the Borrower and the Guarantors pursuant to the Loan Documents heretofore executed and delivered by the Borrower and the Guarantors, and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Agreement. The Borrower and the Guarantors hereby acknowledge, confirm and agree that the Lender Parties have and shall continue to have a valid, enforceable and perfected first-priority lien upon and security interest in the Collateral granted to the Lender Parties pursuant to the Loan Documents.

9.  Reference to and Effect on Loan Documents.

9.1           Ratification.  Except as specifically provided in this Amendment, the Forbearance Agreement and Limited Waiver, the Credit Agreement and the Loan Documents shall remain in full force and effect and the Borrower hereby ratifies and reaffirms each term and condition set forth in the Credit Agreement and in the other Loan Documents, effective as of the date hereof.

9.2           No Waiver.  This Amendment is only applicable and shall only be effective in the specific instances and for the specific purposes for which made or given. Except as specifically provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any right, power or remedy of any of the Lender Parties under the Forbearance Agreement and Limited Waiver, the Credit Agreement or any of the Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the Loan Documents, which shall remain in full force and effect. Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of similar import, (b) the Forbearance Agreement and Limited Waiver to “this Agreement,” “hereunder,” “hereof,” or words of similar import”, or (c) any Loan Document to the “Credit Agreement” or the “Forbearance Agreement and Limited Waiver” shall, in each case and except as otherwise specifically stated therein, mean and be a reference to, the Credit Agreement or Forbearance Agreement and Limited Waiver, as applicable, in each case as modified hereby.

10. Affirmation of Guarantors.

10.1           Each Guarantor (as defined in the Guaranty) hereby acknowledges that it has reviewed the terms and provisions of this Amendment and consents to the terms and conditions of this Amendment and any modification of the Loan Documents effected pursuant to this Amendment. Each Guarantor hereby confirms to the Lender Parties that, after giving effect to this Amendment, the Guaranty of such Guarantor and each other Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. Each Guarantor further acknowledges, confirms and agrees that Administrative Agent and the Lenders have and shall continue to have a valid, enforceable and perfected first-priority lien (subject only to Permitted Liens) upon and security interest in the Collateral granted to Administrative Agent and the Lenders pursuant to the Loan Documents or otherwise granted to or held by Administrative Agent and the Lenders.

10.2           Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement and Forbearance Agreement and Limited Waiver effected pursuant to this Amendment, (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future waivers or modifications to the Credit Agreement, and (iii) the Lender parties hereto are relying on the assurances provided herein in entering into this Amendment and maintaining credit outstanding to the Borrower.

11.  Shareholder Acknowledgement.

11.1           The Shareholder hereby acknowledges that he has reviewed the terms and provisions of this Amendment and consents to the terms and conditions of this Amendment and any modification of the Loan Documents effected pursuant to this Amendment.

11.2           The Shareholder acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the Shareholder is not required by the terms of the Credit Agreement or any other Loan Document to consent to the waivers or modifications to the Credit Agreement and Forbearance Agreement and Limited Waiver effected pursuant to this Amendment, (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of the Shareholder to any future waivers or modifications to the Credit Agreement, and (iii) the Lender parties hereto are relying on the assurances provided herein in entering into this Amendment and maintaining credit outstanding to the Borrower.

                12.  Counterparts.  This Amendment and the other Loan Documents may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and if so signed, (a) may be relied on by each party as if the document were a manually signed original and (b) will be binding on each party for all purposes.

 13. Fees and Expenses.  The Borrower and each Guarantor agrees to pay on demand all reasonable fees, costs and out-of-pocket expenses (including attorneys’ fees and expenses) incurred by the Lender Parties pursuant to the Loan Documents or in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents being executed and delivered in connection herewith and the transactions contemplated hereby (the Borrower acknowledges that it will receive summary invoice(s) reflecting only the total amount then due and that such summary invoice(s) will not contain any narrative description of the services provided, and that delivery of such summary invoice(s) shall not in any way constitute a waiver of any right or privilege of the Lender Parties associated with such invoice(s)).

14.Incorporation of Credit Agreement.   The provisions contained in Sections 10.13 (Costs and Expenses; Indemnification), 10.16 (Governing Law) and 10.22 (Submission to Jurisdiction; Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

15.Entire Agreement.  This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment and the other Loan Documents.

16.Reviewed by Attorneys. The Borrower, each Guarantor and the Shareholder represent and warrant to the Lender Parties that it (i) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (ii) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and the documents executed in connection herewith, with such attorneys and other persons and advisors as the Borrower, Guarantors and Shareholder, respectively, may wish, and (iii) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Amendment nor any of the other documents executed pursuant hereto shall be construed more favorably in favor of one party over the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

 [Signature Pages Follow]

In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first set forth above.

“Borrower”

Champion Industries, Inc.

By: /s/ Timothy D. Boates
Name Timothy D. Boates
Title CRO

Signature Page to First Amendment to
Forbearance Agreement and Limited Waiver and Second Amendment to Amended and Restated Credit Agreement
(Champion Industries, Inc., et al.)

“GUARANTORS”

The Chapman Printing Company, Inc., a West Virginia corporation
Stationers, Inc., a West Virginia corporation
Bourque Printing, Inc., a Louisiana corporation
Dallas Printing of MS, Inc., a Mississippi corporation
Carolina Cut Sheets, Inc., a West Virginia corporation
Donihe Graphics, Inc., a Tennessee corporation
Smith & Butterfield Co., Inc., an Indiana corporation
The Merten Company, an Ohio corporation
Interform Corporation, a Pennsylvania corporation
CHMP Leasing, Inc., a West Virginia corporation
Blue Ridge Printing Co., Inc., North Carolina corporation
Capitol Business Equipment, Inc., a West Virginia corporation
Thompson’s of Morgantown, Inc., a West Virginia corporation
Independent Printing Service, Inc., an Indiana corporation
Diez Business Machines, Inc., a Louisiana corporation
Transdata Systems, Inc., a Louisiana corporation
Syscan Corporation, a West Virginia corporation
Champion Publishing, Inc., a West Virginia corporation

By: /s/ Todd R. Fry
Name Todd R. Fry
Title Vice President

Signature Page to First Amendment to
Forbearance Agreement and Limited Waiver and Second Amendment to Amended and Restated Credit Agreement
(Champion Industries, Inc., et al.)

”SHAREHOLDER”

Mr. Marshall Reynolds, individually

By: /s/ Marshall T. Reynolds
Name Marshall T. Reynolds

Signature Page to First Amendment to
Forbearance Agreement and Limited Waiver and Second Amendment to Amended and Restated Credit Agreement
(Champion Industries, Inc., et al.)

”ADMINISTRATIVE AGENT"

FIFTH THIRD BANK, an Ohio banking corporation, as Administrative Agent

By: /s/ Donald K. Mitchell
Name Donald K. Mitchell
Title Vice President

Signature Page to First Amendment to
Forbearance Agreement and Limited Waiver and Second Amendment to Amended and Restated Credit Agreement
(Champion Industries, Inc., et al.)

“Lenders”

Fifth Third Bank, an Ohio banking corporation, as a Lender, as L/C Issuer

By: /s/ Donald K. Mitchell
Name Donald K. Mitchell
Title Vice President

Signature Page to First Amendment to
Forbearance Agreement and Limited Waiver and Second Amendment to Amended and Restated Credit Agreement
(Champion Industries, Inc., et al.)

HUNTINGTON NATIONAL BANK
By: /s/ Bruce G. Shearer
Name Bruce G. Shearer
Title Senior Vice President

Signature Page to First Amendment to
Forbearance Agreement and Limited Waiver and Second Amendment to Amended and Restated Credit Agreement
(Champion Industries, Inc., et al.)

SUNTRUST BANK

By: /s/ William S. Krueger
Name William S. Krueger
Title First Vice President

Signature Page to First Amendment to
Forbearance Agreement and Limited Waiver and Second Amendment to Amended and Restated Credit Agreement
(Champion Industries, Inc., et al.)

OLD NATIONAL BANK, NA, SUCCESSOR IN INTEREST TO THE FDIC AS RECEIVER OF INTEGRA BANK NATIONAL ASSOCIATION

By: /s/ Jason L. Dunn
Name Jason Dunn
Title Assistant Vice President

Signature Page to First Amendment to
Forbearance Agreement and Limited Waiver and Second Amendment to Amended and Restated Credit Agreement
(Champion Industries, Inc., et al.)

UNITED BANK, INC.

By /s/ Andrew Dawson
Name Andrew Dawson
Title AVP

Signature Page to First Amendment to
Forbearance Agreement and Limited Waiver and Second Amendment to Amended and Restated Credit Agreement
(Champion Industries, Inc., et al.)

SUMMIT COMMUNITY BANK

By /s/ Brad Ritchie
Name Brad Ritchie
Title President

Signature Page to First Amendment to
Forbearance Agreement and Limited Waiver and Second Amendment to Amended and Restated Credit Agreement
(Champion Industries, Inc., et al.)